SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  2-17-04


                     VULCAN INTERNATIONAL CORPORATION
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)




       DELAWARE                     1-10219               31-0810265
---------------------------    -------------------   --------------------
(State or other jurisdiction  (Commission File No.) (IRS Employer I.D. No.)
     of incorporation)


        300 Delaware Avenue, Suite 1704
             Wilmington, Delaware                          19801
 --------------------------------------------------      ----------
    Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (302) 427-5804


                                  N/A
      (Former name or former address, if changed since last report

Item 5.  Other events


On Tuesday, February 17, 2004, Vulcan International Corporation, through two of its subsidiaries, Vulcan Corporation and Vulcan Bowling Pin Company (collectively referred to as "Vulcan") filed a formal complaint against Brunswick Corporation and two of its subsidiaries (collectively referred to as "Brunswick") in the Court of Common Pleas in Hamilton County, Ohio. The complaint seeks judgment to enforce the terms of a "buy-sell" offer for $2,000,000, compensatory damages of $10,000,000 and punitive damages of $40,000,000. In addition, Vulcan is seeking a judgment declaring that it has no obligation to purchase bowling pins from Brunswick and that it may purchase such bowling pins for resale from any source whatsoever.

Vulcan and Brunswick had formed a partnership in 1990 for the purpose of producing bowling pins. Under the terms of their agreement, and more specifically a "buy-sell" provision included in the agreement, Brunswick had offered to purchase and Vulcan had agreed to sell, Vulcan's interest in the partnership for $2,000,000. Subsequently, Brunswick refused to purchase Vulcan's interest for the agreed-upon price unless Vulcan agreed to indemnify Brunswick for any claims which might be made against Brunswick in the future and to provide Brunswick with unspecified representations and warranties.



                               SIGNATURES
                               ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Vulcan International Corporation



                                  By: /s/ Vernon E. Bachman
                                      ------------------------------
                                      Vernon E. Bachman, Vice President
                                      and Secretary-Treasurer



Date: February 20, 2004